UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2007

GREENHILL & CO., INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32147 (Commission file number)	51-0500737 (I.R.S. Employer Identification No.)

300 Park Avenue, 23rd floor New York, New York 10022 (Address of principal executive offices)	10022 (Zip Code)

(212) 389-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information.

Item 2.02. Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the press release, dated October 25, 2007, issued by Greenhill & Co., Inc. announcing its financial results for the fiscal quarter ended September 30, 2007.

Section 5. Corporate Governance and Management.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2007, Robert F. Greenhill resigned from his position as Chief Executive Officer of the Company and the Company’s Board of Directors appointed Scott L. Bok and Simon A. Borrows as Co-Chief Executive Officers. Mr. Greenhill will remain Chairman as the Board of Directors and a Managing Director of the Company.

Prior to his appointment, Mr. Bok, age 48, served as the Company’s U.S. President since January 2004 and as a member of its Management Committee since its formation in January 2004. In addition, Mr. Bok has been a director of the Company since its incorporation in March 2004. From 2001 until the formation of the Company’s Management Committee, Mr. Bok participated on the two-person administrative committee responsible for managing the Company’s operations. Mr. Bok has also served as a Senior Member of Greenhill Capital Partners since its formation and is a member of its Investment Committee. Mr. Bok joined the Company as a Managing Director in February 1997. Before joining the Company, Mr. Bok was a managing director in the mergers, acquisitions and restructuring department of Morgan Stanley & Co., where he worked from 1986 to 1997, based in New York and London. From 1984 to 1986, Mr. Bok practiced mergers and acquisitions and securities law in New York with Wachtell, Lipton, Rosen & Katz. Mr. Bok is a member of the board of directors of Heartland Payment Systems, Inc., and various private companies, and a member of the Boards of Trustees of the University of Pennsylvania, the Chapin School and Prep for Prep.

Prior to his appointment, Mr. Borrows, age 48, served as the Company’s Non-U.S. President since January 2004 and as a member of its Management Committee since its formation in January 2004. In addition, Mr. Borrows has been a director of the Company since its incorporation in March 2004. From 2001 until the formation of the Company’s Management Committee, Mr. Borrows participated on the two-person administrative committee responsible for managing the Company’s operations. Mr. Borrows is also a member of the Investment Committee of Greenhill Capital Partners. Mr. Borrows joined the Company as a Managing Director in June 1998. Prior to joining the Company, Mr. Borrows was the managing director of Baring Brothers International Limited (the corporate finance division of ING Barings), a position Mr. Borrows had held since 1995. Mr. Borrows was a director of Baring Brothers from 1989 to 1998. Prior to joining Baring Brothers in 1988, Mr. Borrows worked in the corporate finance department of Morgan Grenfell.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2007, the Board of the Company adopted an amendment to the Amended and Restated Bylaws (the “Bylaws”) of the Company. The Board amended Section 4.01 of the Bylaws to provide for Co-Chief Executive Officers. The Amended and Restated Bylaws, as amended, are attached hereto as Exhibit 3.1.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description
3.1	Amended and Restated Bylaws, as amended.
99.1	Press Release of Greenhill & Co., Inc. dated October 25, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Greenhill & Co., Inc.
Date: October 26, 2007	By:	/s/ John D. Liu
Name: John D. Liu
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws, as amended.
99.1	Press Release of Greenhill & Co., Inc. dated October 25, 2007.

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